UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 989 Bluefield, Virginia		24605-0989
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (276) 326-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 17, 2015, the Company notified holders of its 6.00% Series A Noncumulative Convertible Preferred Stock, $0.01 par value per share (the “Preferred Stock”), that it intends to redeem all of the outstanding shares of its Preferred Stock on March 10, 2015 (the “Preferred Stock Redemption”).

The Preferred Stock Redemption will be made in accordance with the Certificate of Designation of 6.00% Series A Noncumulative Convertible Preferred Stock of the Company, dated as of May 20, 2011 (the “Preferred Stock Designation”). As set forth in the Preferred Stock Designation, the redemption price will equal 100% of the liquidation preference for each share of the Preferred Stock being redeemed, or $1,000 per share, together with accrued and unpaid dividends on such Preferred Stock of $3.833333 per share.

As of the date hereof, there are 14,001 shares of Preferred Stock currently outstanding, with the right to receive an aggregate liquidation preference of $14,001,000 and an aggregate dividend equal to approximately $53,670. The total amount that the Company expects to pay in connection with the Preferred Stock Redemption approximates $14,054,670.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	February 17, 2015	By:	/s/ David D. Brown
David D. Brown
Chief Financial Officer